Exhibit 99.1

Applied Optoelectronics Reports First Quarter 2019 Results

Sugar Land, Texas, May 8, 2019 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its first quarter ended March 31, 2019.

“We achieved revenue in the first quarter of $52.7 million, which was in-line with our guidance. During the quarter, we continued to make progress on our efforts to diversify our customer base, develop innovative optical products and expand the reach of our products into new markets, such as 5G. We secured a total of six new design wins that include three wins with customers outside of our core hyperscale customer base,” said Dr. Thompson Lin, Applied Optoelectronics Inc. founder and CEO. “In the datacenter market, we continue to see headwinds as hyperscale customers work through excess inventory, which is reflected in our second quarter outlook. However, we continue to have good technical engagement with both existing and new datacenter customers and are encouraged by the positive response to our innovations.”

First Quarter 2019 Financial Summary

•	Total revenue was $52.7 million, compared with $65.2 million in the first quarter of 2018 and $58.0 million in the fourth quarter of 2018.

•	GAAP gross margin was 23.4%, compared with 39.6% in the first quarter of 2018 and 18.2% in the fourth quarter of 2018. Non-GAAP gross margin was 25.5%, compared with 40.0% in the first quarter of 2018 and 24.7% in the fourth quarter of 2018.

•	GAAP net loss was $10.5 million, or $0.53 per basic share, compared with net income of $2.1 million, or $0.11 per diluted share in the first quarter of 2018, and a net loss of $8.6 million, or $0.43 per basic share in the fourth quarter of 2018.

•	Non-GAAP net loss was $5.4 million, or $0.27 per basic share, compared with non-GAAP net income of $5.6 million, or $0.28 per diluted share in the first quarter of 2018, and a non-GAAP net loss of $0.5 million, or $0.02 per basic share in the fourth quarter of 2018.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Second Quarter 2019 Business Outlook (+)

For the second quarter of 2019, the company currently expects:

•	Revenue in the range of $40 million to $45 million.
•	Non-GAAP gross margin in the range of 25% to 27%.
•	Non-GAAP net loss in the range of $6.9 million to $8.6 million, and non-GAAP loss per share in the range of $0.35 to $0.43 using approximately 19.9 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

1

Conference Call Information

The company will host a conference call and webcast for analysts and investors on May 8, 2019 to discuss its first quarter 2019 results and outlook for its second quarter 2019 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing (412) 717-9586. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing (412) 317-0088 and entering passcode 10129541.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to the expansion of the reach of our products into new markets and customer responses to our innovations, as well as our outlook for the second quarter of 2019. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, expenses associated with discontinued products, and non-recurring expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange gain (loss), losses from the disposal of idle assets, if any, non-recurring tax expenses (benefits), and expenses associated with discontinued products, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q1 2019 and Q1 2018 are certain legal and consulting fees (if any) and employee severance expenses (if any). Also included in our non-recurring expenses in Q1 2019, but not Q1 2018, was the unamortized debt issuance costs associated with the extinguishment of certain debt. Non-cash expenses associated with discontinued products in Q1 2019 and Q1 2018 include depreciation on certain equipment undergoing reconfiguration. Other expenses associated with discontinued products in Q1 2019 and Q1 2018 include inventory obsolescence charges associated with materials used in the manufacture of these discontinued products.

2

Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as stock-based compensation expense and non-recurring revenue and expenses are appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for Q1 2019 to our non-GAAP net income (loss) and earnings (loss) per share is provided below, together with corresponding reconciliations for the three month period ended March 31, 2018.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

# # #

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Maria Riley & Chelsea Lish

+1-415-217-7722

ir@ao-inc.com

3

Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31, 2019	December 31, 2018

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$77,459	$58,004
Accounts Receivable, Net	32,123	30,534
Notes receivable	79	–
Inventories	84,464	93,256
Prepaid Income Tax	1,423	1,188
Prepaid Expenses and Other Current Assets	7,726	11,293
Total Current Assets	203,274	194,275

Property, Plant And Equipment, Net	242,623	234,211
Land Use Rights, Net	5,894	5,814
Right of Use Asset	8,293	–
Intangible Assets, Net	4,001	3,977
Deferred Income Tax Assets	24,188	21,714
Other Assets	2,932	6,849
TOTAL ASSETS	$491,205	$466,840

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$28,332	$29,910
Accrued Expenses	12,424	19,291
Current Lease Liability	1,053	–
Bank Acceptance Payable	5,198	4,628
Bank Loan-Short Term	13,842	15,458
Current Portion of Long Term Debt	4,326	8,131
Total Current Liabilities	65,175	77,418

Notes Payable and Long Term Debt	17,535	60,328
Convertible Senior Notes	76,439	–
Other Long-Term Liabilities	8,438	–
TOTAL LIABILITIES	167,587	137,746

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	323,618	329,094

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$491,205	$466,840

4

Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue
Datacenter	$38,499	$50,583
CATV	11,962	10,568
Telecom	1,738	3,586
FTTH	94	111
Other	426	391
Total Revenue	52,719	65,239
Total Cost of Goods Sold	40,368	39,403
Total Gross Profit	12,351	25,836
Operating Expenses:
Research and Development	11,185	11,736
Sales and Marketing	2,595	2,474
General and Administrative	10,440	9,456
Total Operating Expenses	24,220	23,666
Operating Income (Loss)	(11,869)	2,170
Other Income (Expense):
Interest Income	72	52
Interest Expense	(996)	(71)
Other Income	78	13
Foreign Exchange Gain (Loss)	(233)	(1,040)
Total Other Income (Expense):	(1,079)	(1,046)
Net Income (loss) before Income Taxes	(12,948)	1,124
Income Tax Benefit (Expense)	2,474	996
Net Income (loss)	(10,474)	2,120
Net income (loss) per share attributable to common stockholders
basic	$(0.53)	$0.11
diluted	$(0.53)	$0.11
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
basic	19,863	19,492
diluted	19,863	19,989

5

Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
GAAP total gross profit (a)	$12,351	$25,836
Share-based compensation expense	189	177
Non-recurring expense	0	71
Expenses associated with discontinued products	925	7
Non-GAAP total gross profit (a)	13,465	26,091
GAAP net income (loss)	(10,474)	2,120
Amortization of intangible assets	130	126
Share-based compensation expense	2,943	2,569
Non-recurring charges	242	290
Expenses associated with discontinued products	925	71
Non-cash expenses associated with discontinued products	1,017	751
Unrealized exchange loss (gain)	(227)	(203)
Non-recurring tax benefit	–	(114)
Non-GAAP net income (loss)	(5,444)	5,610
GAAP diluted net income (loss) per share	$(0.53)	$0.11
Amortization of intangible assets	0.01	0.01
Share-based compensation expense	0.15	0.13
Non-recurring charges	0.01	0.01
Expenses associated with discontinued products	0.05	0.00
Non-cash expenses associated with discontinued products	0.05	0.04
Unrealized exchange loss (gain)	(0.01)	(0.01)
Non-recurring tax benefit	0	(0.01)
Non-GAAP diluted net income (loss) per share	$(0.27)	$0.28
Shares used to compute diluted loss per share	19,863	19,492
Shares used to compute diluted earnings per share	19,863	19,989

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

6